UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 7, 2011

GEOS COMMUNICATIONS, INC.
(Exact name of Company as specified in its charter)

Washington	0-27704	91-1426372
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

430 North Carroll Avenue, Suite 120, Southlake, Texas	76092
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	817-240-0200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective January 7, 2010, Cynthia T. Gordon was named Chief Financial Officer of the Company. From January of 2009 until June of 2009, Ms. Gordon, age 47, served as Interim Chief Financial Officer, Senior Vice President, and Controller of Zale Corporation, in Irving, Texas, where she had served as Senior Vice President and Controller since February 2003. From April 2001 to July 2003, Ms. Gordon served as Vice President of Corporate Planning of Zale Corporation, and from 1998 to 2001, Ms. Gordon served as Senior Director of Investor Relations of Zale Corporation. Ms. Gordon joined Zale Corporation in October 1994 as Director of Corporate Planning. Previously, Ms. Gordon served in various positions, including Director of Investor Relations and External Reporting for A Pea in the Pod, a maternity wear retailer, and in the audit division of Ernst & Young LLP, in Dallas, Texas.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated January 7, 2011, between Cynthia Gordon and Geos Communications, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOS COMMUNICATIONS, INC.
(Company)

Date	January 13, 2011
By:		/s/ Chris Miltenberger
Name		Chris Miltenberger
Title:		President